                                                                    EXHIBIT 4.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.


                                PROMISSORY NOTE
                                      OF
                             XCEL MANAGEMENT, INC.
                                                              Tacoma, Washington
$127,500.00                                                        July 17, 2000

          FOR VALUE RECEIVED, Xcel Management, Inc., a Utah corporation (including any successor or assign thereof, including, without limitation, a receiver, trustee or debtor-in-possession, "Maker"), hereby promises to pay to
                                            -----
the order of Garnier Holdings, Ltd. ("Payee") the sum of ONE HUNDRED TWENTY
                                      -----
SEVEN THOUSAND FIVE HUNDRED DOLLARS AND 00/CENTS ($127,500.00) on the date set forth below.

          1.  Payment of Principal.  The amount of this Note, together with all
              --------------------
interest accrued hereon, shall be due and payable on August 17, 2000 (the

"Maturity Date").
--------------

          2.  Payment of Interest.  Interest shall be compounded annually at the
              -------------------
Chase Manhattan Bank, N.A. rate quoted as its prime rate.

          3.  Terms of Payment.  Subject to prepayments made pursuant to Section
              ----------------
6 hereunder, the amount of ONE HUNDRED TWENTY SEVEN THOUSAND FIVE HUNDRED DOLLARS AND 00/CENTS ($127,500.00) shall become due and payable on the Maturity Date. This amount consists of the principal amount plus the compounded interest accrued from the date hereon up to and including the Maturity Date.

          4.  Prepayment.  Maker may, at its option at any time and from time to
              ----------
time hereafter, prepay, in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with accrued but unpaid interest on such principal amount to the date of prepayment.

          5.  Assignability; Transferrability.
              -------------------------------

          (a) This Note is freely transferrable and assignable by Payee, and does not require the consent of Maker, only where the Note is assigned to a family member or affiliate of Payee without payment of consideration.

          (b) Any other transfer or assignment must be with the consent of Maker and pursuant to an exemption under the Securities Act of 1933, as amended, and state blue sky regulations, if applicable.

          6.  Defaults; Consequences of Default.
              ---------------------------------

          (a) Defaults.  Maker shall be deemed in default hereunder upon the
              --------
occurrence of any of the following (a "Default"):
                                       -------

              (i)   Failure to Pay Principal or Interest:  The failure of Maker
                    ------------------------------------
     to pay, when due, all or any part of any principal, interest or other payment required to be made hereunder and continuance of such failure for thirty (30) business days after written notice thereof to Maker from Payee;

              (ii)  Failure to Perform Other Provisions:  Maker fails to perform
                    -----------------------------------
     or observe any other provision contained herein and continuance of such failure for thirty (30) business days after written notice thereof to Maker from Payee; or

              (iii) Bankruptcy, etc.:  Maker has entered against it by a court
                    ----------------
     having jurisdiction thereof a decree or order for relief in respect to Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee or other similar official is appointed for Maker or for any substantial part of Maker's property, or the winding up or liquidation of Maker's affairs is ordered; or Maker commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case is commenced and is not dismissed within sixty (60) days, or Maker consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or other similar official for Maker or for any substantial part of Maker's property, or makes any general assignment for the benefit of creditors.

          (b) Consequences of Default.  Upon the occurrence of a Default of the
              -----------------------
type described in Section 8(a) above, the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the holder of the Note.

          7.  Miscellaneous.
              -------------

          (a) Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to Payee at the principal offices of Maker, or at such other address as may be specified in a written notice to Maker given by Payee.

          (b) If any payment on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with payment. The term "Business Day" as used herein means any
                                       ------------
day other than Saturday or Sunday or a public holiday under the laws of the State of Washington or other day on which banking institutions are authorized or obligated to close in the City of Tacoma in the State of Washington as of the date of determination.

          (c) No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

          (d) Maker agrees to pay on demand all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Payee in enforcing this Note.

          (e) Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

          (f) Anything in this Note to the contrary notwithstanding, this Note shall be binding on any successors and assigns of the holder of this Note and Maker.

          (g) Anything in this Note to the contrary notwithstanding, payments under this Note shall not be deferred beyond any date if deferral beyond such date would result in this Note (or any note in respect of which, directly or indirectly, this Note was issued) being treated as an "applicable high yield
                                                       ---------------------
discount obligation" under Section 163(e)(5) and Section 163(i) of the Internal
-------------------
Revenue Code of 1986, as amended (the "Code").  The preceding sentence shall
                                       ----
apply only to the extent necessary to achieve the objective herein described and shall apply only to amounts treated as interest or original issue discount under the Code.

          (h) Upon receipt of evidence reasonably satisfactory to the Maker of the mutilation, destruction, loss or theft of the Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall, upon the written request of the holder of the Note, execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

          (i) Except as otherwise expressly provided herein, the provisions of the Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the written consent of the holder (plus all accrued but unpaid interest) of the Note then outstanding; provided that without the written
                                        --------
consent of the holder of the Note no such action shall (i) reduce the rate at which or change the manner in which interest accrues on the Note or the times at which such interest becomes payable, or (ii) change any provision relating to the scheduled payments or prepayments of principal on the Note.

          (j) No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (k) It is the intention of Maker and the holder of this Note to conform to all applicable usury laws now and hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an occurrence of Default, voluntary prepayment by Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.

          This Note shall be governed by and construed in accordance with the domestic laws of the State of Washington, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.


                           *     *     *     *     *

          IN WITNESS WHEREOF, Maker has executed and delivered this Note on the date first above written.



                              XCEL  MANAGEMENT, INC.


                              By: __________________________________

                              Its:  ________________________________

                      Extension No. 2 of Promissory Note


     This Extension No. 2 of Promissory Note (this "Extension No. 2") is effective as of October 1, 2000, by and between InsynQ, Inc., a Delaware corporation (formerly Xcel Management, Inc.) (the "Maker"), and Garnier Holdings, Ltd. ("Payee").

                                  WITNESSETH

     WHEREAS, the parties have executed that certain Promissory Note as of July 17, 2000 (the "Promissory Note"); and

     WHEREAS, pursuant to that certain Extension of Promissory Note dated as of September 11, 2000, the parties extended the Maturity Date of the Promissory Note from August 17, 2000 to October 1, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interest to extend the Maturity Date of the Promissory Note again to reflect a new Maturity Date of November 1, 2000.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Promissory Note is hereby amended to reflect a new Maturity Date of November 1, 2000, without prejudice to the Payee's right to reduce the exercise price of Payee's Warrants issued on the same date as the Promissory Note, based on the original Maturity Date of August 17, 2000, as long as the principal amount under the Promissory Note remains unpaid.

     IN WITNESS WHEREOF, the parties have executed this Extension No. 2 effective as of the date set forth above.

                              GARNIER HOLDINGS, LTD.


                              By:     /s/ [ILLEGIBLE]
                                  --------------------------------------
                              Name:       [ILLEGIBLE]
                                    ------------------------------------
                              Title:      [ILLEGIBLE]
                                     -----------------------------------


                              INSYNQ, INC.


                              By:    /s/ [ILLEGIBLE]
                                  --------------------------------------
                              Name:      [ILLEGIBLE]
                                    ------------------------------------
                              Title:         Chairman CEO
                                     -----------------------------------

                         Extension of Promissory Note

     This Extension of Promissory Note (this "Extension") is effective as of September 11, 2000, by and between InsynQ, Inc., a Delaware corporation (formerly Xcel Management, Inc.) (the "Maker"), and Garnier Holdings, Ltd. ("Payee").

                                   WITNESSETH

     WHEREAS, the parties have executed that certain Promissory Note as of July 17, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interest to extend the Maturity Date of the Promissory Note to reflect a new Maturity Date of October 1, 2000.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Promissory Note is hereby amended to reflect a new Maturity Date of October 1, 2000, without prejudice to the Payee's right to reduce the exercise price of Payee's Warrants issued on the same date as the Promissory Note, based on the previous Maturity Date of August 17, 2000, as long as the principal amount under the Promissory Note remains unpaid.

     IN WITNESS WHEREOF, the parties have executed this Extension effective as of the date set forth above.


                                     GARNIER HOLDINGS, LTD.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     INSYNQ, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------